UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2005

Intra-Asia Entertainment Corporation (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-75297 (Commission file number)	87-0616524 (IRS employer I.D. No.)

1111 Corporate Center Road, Suite 203B Monterey Park, CA 91754 (Address of principal executive offices)

(323) 261-0078 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Effective September 1, 2005, the Board of Directors of Intra-Asia Entertainment Corporation appointed Xiaofang Ji, 45, to serve as our Chief Executive Officer. Since April 2001, Ms. Ji has served as Chairman and President of Beijing SWT Optical Communication Technology Co., LTD., a Sino-foreign joint venture headquartered in Beijing, China engaged in research and development, manufacturing and distribution of optical communication components. Prior to her position with Beijing SWT Optical Communication Technology Co., LTD., Ms. Ji served as Vice President of Weicheng International Inc. and Chairman of several Hong Kong-based companies.

We have not entered into an employment agreement with Ms. Ji. Effective September 1, 2005, Ms. Ji will receive an annual salary of $100,000 and will be eligible for certain performance bonuses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intra-Asia Entertainment Corporation

DATED: September 1, 2005	/S/ DUO WANG
Duo Wang, Chief Financial Officer